UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2016

Cytokinetics, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 624 - 3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Cytokinetics, Inc. announced that additional results from COSMIC-HF (Chronic Oral Study of Myosin Activation to Increase Contractility in Heart Failure), a Phase 2 trial evaluating omecamtiv mecarbil in patients with chronic heart failure, were presented in a Rapid Fire Abstract Session at the 20th Annual Heart Failure Society of America Scientific Meeting in Orlando, FL. The results presented show that omecamtiv mecarbil may improve symptoms in patients with moderate to severe heart failure symptoms versus placebo after 20 weeks of double-blind treatment, as measured by the Kansas City Cardiomyopathy Questionnaire (KCCQ) Total Symptom Score (TSS), one of the sub-domains of a self-administered questionnaire that measures quality-of-life in patients with heart failure. Omecamtiv mecarbil, a novel investigational cardiac myosin activator that increases cardiac contractility, is being developed by Amgen in collaboration with Cytokinetics for the potential treatment of heart failure.

Item 9.01 Financial Statements and Exhibits.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

September 19, 2016	By:	/s/ Sharon A. Barbari
Name: Sharon A. Barbari
Title: Executive Vice President, Finance and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release Dated September 19, 2016